UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 28, 2023

CLEAN ENERGY SPECIAL SITUATIONS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40757	85-3501488
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Graubard Miller

405 Lexington Avenue, 44th Floor

New York, New York 10174

(Address of Principal Executive Offices) (Zip Code)

(212) 818-8800

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock, $0.0001 par value, and one-half of one redeemable warrant	SWSSU	The Nasdaq Stock Market LLC
Common stock, par value $0.0001 per share	SWSS	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for common stock at an exercise price of $11.50 per share	SWSSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

As previously disclosed, on August 24, 2023, Clean Energy Special Situations Corp. (the “Company”) adjourned its special meeting of stockholders (the “Special Meeting”) scheduled for August 24, 2023 at 11:00 a.m. to August 28, 2023 at 11:00 a.m. On August 28, 2023, the Company held the Special Meeting. An aggregate of 6,562,361 shares of common stock of the Company (“Common Stock”), which represented a quorum of the outstanding Common Stock entitled to vote as of the record date of July 31, 2023, were represented in person or by proxy at the Meeting.

The Company’s stockholders voted on the following proposals at the Meeting, which were approved:

(1) Proposal No. 1 — The Extension Amendment Proposal — a proposal to amend the Company’s amended and restated certificate of incorporation to extend the date by which the Company has to consummate an initial business combination from August 28, 2023 to November 28, 2023 with the ability to further extend such date up to six times by one month each (so a maximum of through May 28, 2024), at the discretion of the Company’s board of directors, upon the payment of certain amounts (the “Extension”). The following is a tabulation of the votes with respect to this proposal, which was approved by the Company’s stockholders:

For	Against	Abstain	Broker Non-Votes
6,549,168	13,193	0	0

(2) Proposal No. 2 — The Director Election Proposal — a proposal to elect three members of the Company’s board of directors, two of whom to be elected as Class A directors, to hold office for a period of three years or until their respective successors are elected and qualified or such individuals’ earlier resignation or removal, and one of whom to be elected as a Class C director, to hold office for the following two years or until a successor is elected and qualified or such individual’s earlier resignation or removal. The following is a tabulation of the votes with respect to this proposal:

Director Nominee	For	Withheld	Broker Non-Votes
Alex Greystoke	6,049,168	513,193	0
Candice Beaumont	6,562,345	16	0
Nicholas Parker	6,562,345	16	0

As previously disclosed, the Company’s sponsor, officers, directors and their affiliates (the “Insiders”) agreed that if the Extension Amendment Proposal were to be approved and the Extension implemented, they or their affiliates would lend to the Company to be deposited into the Company’s trust account $0.075 per public share that was not redeemed in connection with the stockholder vote to approve the Extension for first three months of the Extension and then $0.025 per share for each additional month of the Extension needed to consummate an initial business combination through the Extended Date. If the Company completes an initial business combination, the Company will repay the Insiders for the amounts loaned without interest. If the Company does not complete a business combination, it will repay such amounts only from funds held outside of the trust account, if any.

In connection with the Special Meeting, the Company filed the amendment to its amended and restated certificate of incorporation with the Secretary of State of the State of Delaware to effectuate the Extension. A copy of the amendment is attached hereto as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 1, 2023

CLEAN ENERGY SPECIAL SITUATIONS CORP.

By:	/s/ Raghu Kilambi
Name:	Raghu Kilambi
Title:	Chief Executive Officer